UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2013

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 8, 2009, Cambium Learning Group, Inc. (the "Company") entered into a consulting fee agreement (the "Consulting Agreement") with Veronis Suhler Stevenson ("VSS"). Funds managed by VSS own a majority of the equity interests of VSS-Cambium Holdings III, LLC, which holds approximately 67% of the Company’s outstanding common stock. As such, VSS-Cambium Holdings III, LLC has the ability to determine the outcome of matters submitted to the Company’s stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the Company’s assets, and will likely have the ability to control the Company’s management, affairs and operations.

Under the Consulting Agreement, VSS is entitled to certain fees. The Company and VSS have agreed to amend the Consulting Agreement, effective March 19, 2013, and have entered into Amendment No. 1 to the Consulting Agreement (the "Amendment") such that, in addition to the fees currently payable to VSS thereunder, on January 1 of each calendar year, with the first payment payable to VSS as of January 1, 2013, VSS will be entitled to an annual payment of $70,000 for monitoring services for the then-current calendar year, provided that if an employee of VSS serves as Chairman of the Company’s Board of Directors (the "Board"), such fee is subject to a dollar-for-dollar reduction in the amount of the annual retainer received by such VSS employee (as contemplated by the Company’s then current board compensation program). During 2011, the Company issued payments to VSS under the Consulting Agreement of $1.75 million in connection with the debt refinancing and $0.1 million as a result of the Company’s acquisition of Class.com.

The Amendment also allows VSS to designate from time to time one or more of its affiliates to receive any of the fees payable under the Consulting Agreement.

The Amendment provides that these obligations will remain in effect until the earlier of the date on which VSS no longer has any employees serving on the Board, the date on which funds managed by VSS cease to beneficially own at least 10% of the Company’s outstanding common stock or, unless the Company’s audit committee renews the consulting fee agreement, January 1, 2017.

The summary of the Amendment herein is not intended to be complete and is qualified in its entirety by reference to the complete text of the Amendment which will be filed with our forthcoming periodic report on Form 10-Q.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Director

On March 19, 2013, Ronald Klausner, Chief Executive Officer of the Company notified the Company of his decision to resign as Chief Executive Officer of the Company and resign from the Board, effective immediately. Mr. Klausner’s decision to submit his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. It is anticipated that the Company will enter into a release agreement with Mr. Klausner acknowledging the final terms of his departure from the Company, in accordance with his employment agreement dated April 9, 2009, as subsequently amended on August 7, 2009.

Departure of Director

On March 19, 2013, Dr. Vernon Johnson also notified the Company of his decision to resign from the Board and from his position as President of the Company’s Voyager Sopris Learning business unit, effective immediately. Dr. Johnson’s decision to submit his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. It is anticipated that the Company will enter into a release agreement with Dr. Johnson acknowledging the final terms of his departure from the Company, in accordance with his employment agreement dated November 21, 2011.

Departure of Chief Financial Officer

On March 19, 2013, Bradley Almond, Chief Financial Officer of the Company, notified the Company of his decision to resign as Chief Financial Officer of the Company, effective immediately. Mr. Almond’s decision to submit his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. It is anticipated that the Company will enter into a release agreement with Mr. Almond acknowledging the final terms of his departure from the Company, in accordance with his employment agreement dated June 19, 2009.

On March 19, 2013, the Board met and accepted each of the foregoing resignations.

Appointment of Chief Executive Officer and Director

At its meeting on March 19, 2013, the Board appointed John Campbell, currently a Senior Vice President of the Company and the President of the Company’s Cambium Learning Technologies (CLT) business unit, as Chief Executive Officer of the Company. Mr. Campbell, 52, has served as a Senior Vice President of the Company and the President of the CLT business unit since December 2009. Mr. Campbell served as Chief Operating Officer of Voyager Expanded Learning from January 2004 to December 2009. Before joining Voyager Learning Company, Mr. Campbell served as Chief Operating Officer and business unit head of a research-based reading company (Breakthrough to Literacy) within McGraw-Hill. Prior to joining Breakthrough/McGraw-Hill, he served as Director of Technology for a division of Tribune Education. Additionally, Mr. Campbell has experience as General Manager of a software start-up (Insight) and as Director of Applications and Technical Support for a hardware manufacturer (Commodore International).

In connection with his appointment as Chief Executive Officer, the Company entered into an offer letter agreement (the "Campbell Agreement") with Mr. Campbell confirming the terms of his at-will employment with the Company. Pursuant to the Campbell Agreement, the Company agreed to provide Mr. Campbell with an initial annual base salary of $350,000. The Campbell Agreement also provides for an annual bonus opportunity with a target payment of $250,000 (approximately 70% of base salary), subject to the attainment of annually established performance goals to be set each year by the compensation committee of the Board. In the event Mr. Campbell’s employment is terminated by the Company without cause, he is entitled to certain severance benefits. These benefits are: (x) salary continuation payments for a period of twelve months; and (y) continuation of health benefits at active employee rates for twelve months. As a precondition to his receipt of such benefits, Mr. Campbell is required to deliver a general release of claims to the Company. The foregoing description of the Campbell Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Campbell Agreement which will be filed with our forthcoming periodic report on Form 10-Q.

Mr. Campbell also agreed to enter into the Company’s standard confidentiality and non-disclosure agreement, which contains provisions customary for agreements of this type. These include confidentiality, non-disparagement, non-competition, and non-solicitation provisions.

Also in connection with Mr. Klausner’s resignation, on March 19, 2013, the Board appointed John Campbell as a Class III director to fill the vacancy created by Mr. Klausner’s resignation. Mr. Campbell will serve out the remainder of the Class III director term expiring in 2015. Mr. Campbell is an "Employee Director," which is any director who is a current officer or employee of the Company or any subsidiary of the Company, and as such, will not receive any additional compensation for his service as a member of the Board.

In addition, Mr. Campbell entered into the Company’s form indemnification agreement, a copy of which is attached to the Company’s Current Report on Form 8-K filed on June 1, 2010 and is incorporated herein by reference.

Mr. Campbell has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company. In addition, there have been no transactions in which Mr. Campbell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Director and Chairman of the Board

On March 19, 2013, the Board appointed Joe Walsh as a Class I director to fill the vacancy created by Dr. Johnson’s resignation and to serve as Chairman of the Board. Mr. Walsh will replace Thomas Kalinske as Chairman of the Board. Mr. Kalinske will remain a Class I director. Mr. Walsh will serve out the remainder of the Class I director term, which will last until the annual meeting of stockholders in 2013. The Board has not yet appointed Mr. Walsh to any committee of the Board, and as of the filing of this Current Report on Form 8-K has made no decisions about which committees Mr. Walsh may serve as a member.

Mr. Walsh, 49, has been the Chairman and CEO of Walsh Partners, a private company founded in 2012, focused on investments and advisory services, since its inception. He was previously employed by Yellowbook Inc. from 1987 to 2011 and served as President and CEO, and as a member of the board of directors, from 1993 to 2011. At Yellowbook, Mr. Walsh led the company through a series of acquisitions, partnerships and new market launches. Mr. Walsh possesses substantial executive, business and operational experience relating to private equity ventures and complex mergers and acquisitions situations. In 1982, Mr. Walsh co-founded IYP Publishing, a company he sold to DataNational in 1985. He served as Vice President of Sales at DataNational until joining Yellowbook in 1987.

Mr. Walsh brings to the Board, among other things, significant insight into the development and implementation of a disciplined and effective growth strategy, evidenced by the consistent improvement of financial returns for the companies he has served. His long career of leadership in significantly growing and expanding companies and his involvement in reshaping the directory industry allow him to provide invaluable guidance that aligns closely with the Company’s continuing focus on growth and expansion of the Company’s products and platforms.

Since its endowment in 1999, Mr. Walsh has directed the activities of the Joe and Missy Walsh Family Foundation as Chairman. Mr. Walsh has previously served on the boards of directors of the Local Search Association, the Association of Directory Publishers and the Board of the Association of Directory Marketing and on the board of trustees of the Bullis School in Maryland.

In addition to serving as Chairman, Mr. Walsh will also be engaged as a consultant to the Company on a regular basis. For his services as Chairman and as a consultant to the Company, Mr. Walsh will receive total annual compensation of $300,000, comprised of the compensation to which he is entitled as a "Non-Employee Director" under the Company’s Board compensation program (Mr. Walsh is not an "Affiliated Director" under that program) and the balance comprised of fees received pursuant to a consulting agreement with the Company. Mr. Walsh currently provides consulting services to the Company on an as-needed basis at rate of $25,000 per month.

In addition, Mr. Walsh entered into the Company’s form indemnification agreement, a copy of which is attached to the Company’s Current Report on Form 8-K filed on June 1, 2010 and is incorporated herein by reference.

Mr. Walsh has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company.

Appointment of Chief Financial Officer

In connection with Mr. Almond’s resignation, on March 19, 2013, the Board appointed Barbara A. Benson, currently the Controller and Principal Accounting Officer of the Company, as Chief Financial Officer. Ms. Benson, 42, has served as the Company’s Controller and Principal Accounting Officer since March 2010. From December 2009 to March 2010, Ms. Benson served as Controller of the Company. Ms. Benson joined Voyager in March 2007, as Controller of the Voyager Expanded Learning operating unit, and served as Controller and Principal Accounting Officer from February 2009 to December 2009. From 2004 until joining Voyager in March 2007, Ms. Benson held positions at Pegasus Solutions, Inc., a hotel technology provider of reservation, distribution, financial, and representation services, including Controller and Director of Financial Accounting and Reporting. Ms. Benson is a licensed Certified Public Accountant.

In connection with her appointment as Chief Financial Officer, the Company entered into an offer letter agreement (the "Benson Agreement") with Ms. Benson confirming the terms of her at-will employment with the Company. Pursuant to the Benson Agreement, the Company agreed to provide Ms. Benson with an initial annual base salary of $200,000. The Benson Agreement also provides for an annual bonus opportunity with a target payment of 25% of base salary, subject to the attainment of annually established performance goals to be set each year by the compensation committee of the Board. In the event Ms. Benson’s employment is terminated by the Company without cause, she is entitled to certain severance benefits. These benefits are: (x) salary continuation payments for a period of six months; and (y) continuation of health benefits at active employee rates for six months. As a precondition to her receipt of such benefits, Ms. Benson is required to deliver a general release of claims to the Company. The foregoing description of the Benson Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Benson Agreement which will be filed with our forthcoming periodic report on Form 10-Q.

Ms. Benson also agreed to enter into the Company’s standard confidentiality and non-disclosure agreement, which contains provisions customary for agreements of this type. These include confidentiality, non-disparagement, non-competition, and non-solicitation provisions.

Ms. Benson has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which she was selected as an officer of the Company. In addition, there have been no transactions in which Ms. Benson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Appointment of Chief Technology Officer

On March 19, 2013, the Board appointed Paul Fonte, currently the Vice President of Technology for the CLT business unit, as Chief Technology Officer. Mr. Fonte, 44, has been the Vice President of Technology for Cambium Learning Technologies since December 2009. Mr. Fonte joined Voyager in 2003 as Senior Project Lead and was promoted to a number of positions within Voyager, including the Director of Technology where he served until December 2009. Mr. Fonte has over 20 years of professional experience developing and delivering software at all levels.

In connection with his appointment as Chief Technology Officer, the Company entered into an offer letter agreement (the "Fonte Agreement") with Mr. Fonte confirming the terms of his at-will employment with the Company. Pursuant to the Fonte Agreement, the Company agreed to provide Mr. Fonte with an initial annual base salary of $200,000. The Fonte Agreement also provides for an annual bonus opportunity with a target payment of 25% of base salary, subject to the attainment of annually established performance goals to be set each year by the compensation committee of the Board. In the event Mr. Fonte’s employment is terminated by the Company without cause, he is entitled to certain severance benefits. These benefits are: (x) salary continuation payments for a period of six months; and (y) continuation of health benefits at active employee rates for six months. As a precondition to his receipt of such benefits, Mr. Fonte is required to deliver a general release of claims to the Company. The foregoing description of the Fonte Agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Fonte Agreement which will be filed with our forthcoming periodic report on Form 10-Q.

The Company has also issued a press release, announcing certain of the foregoing resignations and promotions, a copy of which is furnished herewith as Exhibit 99.1.

Director Compensation

The Company’s current Board compensation program provides that each "Non-Employee Director," which is defined as any director who is neither an employee of the Company or any subsidiary of the Company, nor an Affiliated Director (as defined below), is entitled to (i) an annual retainer of $35,000, payable in cash (pro-rated for partial year service); and (ii) an annual award of restricted common stock of the Company valued at approximately $30,000, using the then-current stock price. "Affiliated Directors" are directors who are employed by VSS.

On March 19, 2013, the Board amended the Company’s Board compensation program to revise the amount of annual compensation payable to Non-Employee Directors such that the annual award of restricted common stock was eliminated and the cash compensation was increased to an annual retainer of $65,000, payable in cash (pro-rated for partial year service).

Item 8.01 Other Events.

On June 28, 2012, the Company adopted a Rule 10b5-1 plan (the "Plan") with Robert W. Baird & Company, Inc. under which the Company may repurchase its shares at times when the Company might otherwise be precluded from doing so under insider trading laws. This Plan was established pursuant to, and as part of, the Company’s share repurchase program. The timing and extent of the repurchases under the Plan are subject to Securities and Exchange Commission regulations as well as certain price, market volume and timing constraints specified in the Plan. The Company began repurchasing shares under the terms of the Plan on July 5, 2012. On March 19, 2013, the Board authorized the termination of the Plan, effective March 19, 2013, however, the Company is continuing its $5 million share repurchase program authorized in 2012, and intends to make opportunistic purchases in privately negotiated transactions under this or other initiatives from time to time. On March 19, 2013, the Board authorized the extension of the Company’s $5 million share repurchase program for an additional one year period (through July 5, 2014) and increased the remaining $2.2 million available for repurchases of shares thereunder up to $5 million.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

March 20, 2013	By:	/s/ Todd W. Buchardt

Name: Todd W. Buchardt
Title: Senior Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Cambium Learning Group, Inc., dated March 20, 2013.